EXHIBIT 1.1


                           JOINT FILING AGREEMENT

               This JOINT FILING AGREEMENT, dated as of November 17, 1999, is made by and between Fortress Partners, L.P., a Delaware limited partnership ("Fortress Partners"), and Fortress Investment Corp., a Delaware corporation and the sole general partner of Fortress Partners ("FIC"). Fortress Partners and FIC collectively referred to herein as the "Parties" and each individually as a "Party." Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that the foregoing Amendment No.1 to Statement on Schedule 13D is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

               IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.


                             FORTRESS PARTNERS, L.P.


                             By: /s/ Randal A. Nardone
                                 ----------------------------------
                                 Randal A. Nardone
                                 as Secretary and Chief Operating Officer
                                   of Fortress Investment Corp.,
                                   general partner of Fortress Partners, L.P.


                             FORTRESS INVESTMENT CORP.


                             By:  /s/ Randal A. Nardone
                                  ----------------------------------
                                  Randal A. Nardone
                                  as Secretary and Chief Operating Officer